UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                GREENLIGHT CAPITAL RE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

802 West Bay Road, The Grand Pavilion Grand Cayman, KY1-1205 Cayman Islands (Address of principal executive offices)	KY1-1205 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates (if applicable):  333-139993

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Ordinary Shares, $0.10 par value per share	Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

                    N/A

(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered

A description of the Class A Ordinary Shares, $0.10 par value per share, of Greenlight Capital Re, Ltd. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-139993, as amended, which was initially filed with the Securities and Exchange Commission on January 16, 2007 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference.  The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.

Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 22, 2007

GREENLIGHT CAPITAL RE, LTD.

By:	/s/ Leonard Goldberg
Leonard Goldberg
Chief Executive Officer